EXHIBIT 10.63

ELEVENTH AMENDMENT TO FOURTH AMENDED AND RESTATED

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS ELEVENTH AMENDMENT TO FOURTH AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (the “Amendment”) is made this 30th day of March, 2005, by and among WinCup Holdings, Inc., Radnor Chemical Corporation, StyroChem U.S., Ltd., Radnor Holdings Corporation (“Radnor”), Radnor Delaware II, Inc., StyroChem Delaware, Inc., WinCup Texas, Ltd., StyroChem GP, L.L.C., StyroChem LP, L.L.C., WinCup GP, L.L.C., and WinCup LP, L.L.C. (each individually a “Borrower” and collectively, “Borrowers”), and PNC Bank, National Association (“PNC”), as Lead Arranger and Administrative Agent (defined below), Fleet Capital Corporation (“Fleet”), as Documentation Agent (defined below) and Lenders (defined below).

BACKGROUND

A. On December 26, 2001, Borrowers, the financial institutions which are now or which hereafter become a party thereto (individually, a “Lender” and collectively, the “Lenders”), and PNC, as agent for Lenders (PNC in such capacity, the “Agent”) entered into a certain Fourth Amended and Restated Revolving Credit and Security Agreement (as amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement. In the case of a direct conflict between the provisions of the Loan Agreement and the provisions of this Amendment, the provisions hereof shall prevail.

B. Borrowers, Agent and Lenders modified certain definitions, terms and conditions contained in the Loan Agreement pursuant to that (i) certain First Amendment to Revolving Credit and Security Agreement dated February 4, 2002 to facilitate the execution of a Commitment Transfer Supplement by and between Lenders and Fleet Capital Corporation, (ii) certain Letter Agreement, dated as of March 21, 2002, among Borrowers, Agent and Lenders, (iii) certain Second Amendment to Revolving Credit, Term Loan and Security Agreement dated March 5, 2003, (iv) certain Third Amendment to Revolving Credit, Term Loan and Security Agreement dated August 1, 2003, (v) certain Fourth Amendment to Revolving Credit, Term Loan and Security Agreement dated September 12, 2003, (vi) certain Fifth Amendment to Revolving Credit, Term Loan and Security Agreement dated October 27, 2003, (vii) certain Sixth Amendment to Revolving Credit, Term Loan and Security Agreement dated November 17, 2003, (viii) certain Seventh Amendment to Revolving Credit, Term Loan and Security Agreement dated March 12, 2004, (ix) certain Eighth Amendment to Revolving Credit, Term Loan and Security Agreement dated April 27, 2004, (x) certain Ninth Amendment to Revolving Credit and Security Agreement dated September 27, 2004 and (xi) certain Tenth Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement dated February 15, 2005 (“Tenth Amendment”).

C. The Borrowers have requested and the Agent has agreed to modify certain definitions, terms and conditions in the Loan Agreement.

D. The parties have agreed, subject to the terms and conditions of this Amendment, to modify and amend the Existing Financing Agreements.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Upon the Effective Date, Sections I and VI of the Loan Agreement shall be amended as follows:

(i) The definition of “Fixed Charge Coverage Ratio” shall be deleted in its entirety and replaced as follows:

“Fixed Charge Coverage Ratio” for any period shall mean with respect to any fiscal period the ratio of (a) EBITDA minus unfinanced capital expenditures and all distributions and dividends made during such period to (b) all Debt Payments made during such period. For purposes of this calculation, (i) amounts received by Lenders during any quarter, and from the end of such quarter to the date on which financial statements for such quarter are delivered to the Lenders pursuant to Section 9.8 hereof, from one or more Capital Events and applied to reduce Revolving Advances not to exceed the amount of such unfinanced capital expenditures, shall reduce the amount of unfinanced capital expenditures subtracted from EBITDA for such quarter and, without double counting, for any subsequent quarter, and (ii) Borrowers shall be entitled to allocate up to $14,000,000 against unfinanced capital expenditures for fiscal year 2005 from proceeds received from one or more Capital Events.

(ii) Section 6.5 shall be deleted in its entirety and replaced as follows:

6.5. Fixed Charge Coverage Ratio for Radnor on a Consolidated Basis. Cause to be maintained a Fixed Charge Coverage Ratio for Radnor on a Consolidated Basis to be calculated at the end of each fiscal quarter, based on the most recent: (i) one fiscal quarter then ended with respect to the test period ending March 31, 2005; (ii) two fiscal quarters then ended with respect to the test period ending June 30, 2005; (iii) three fiscal quarters then ended with respect to the test period ending September 30, 2005; and (iv) most recent four fiscal quarters then ended with respect to the test period ending December 31, 2005 and for each test period thereafter (for purposes of calculating the Fixed Charge Coverage Ratio, the amount of interest expense attributable to the Senior Notes shall be equal to one-quarter of the annual interest expense for each quarter included in the test period) equal to or greater than the amounts set forth below for the periods set forth below:

Period	Fixed Charge Coverage Ratio
December 31, 2004	No requirement
March 31, 2005	.80 to 1.00;
June 30, 2005	1.10 to 1.00; and
September 30, 2005 and each quarter thereafter	1.15 to 1.00

(iii) Section 6.6 shall be deleted in its entirety and replaced as follows:

6.6. Funded Debt to EBITDA Ratio. Cause to be maintained a Funded Debt to EBITDA Ratio for Radnor on a Consolidated Basis to be calculated at the end of each fiscal quarter, based on the most recent: (i) two fiscal quarters then ended annualized with respect to the test period ending June 30, 2005; (ii) three fiscal quarters then ended annualized with respect to the test period ending September 30, 2005; and (iii) most recent four fiscal quarters then ended with respect to the test period ending December 31, 2005 and for each test period thereafter not greater than the amounts set forth below for the periods set forth below:

Period	Funded Debt to EBITDA Ratio

December 31, 2004	No requirement
March 31, 2005	No requirement
June 30, 2005	7.20 to 1.00;
September 30, 2005	6.20 to 1.00;
December 31, 2005	5.25 to 1.00;
March 31, 2006	5.00 to 1.00;
June 30, 2006	4.50 to 1.00;
September 30, 2006	4.25 to 1.00;
December 31, 2006	4.00 to 1.00; and
March 31, 2007 and each quarter thereafter	3.75 to 1.00

2. Representations and Warranties. Each Borrower hereby:

(a) reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct as of the date hereof;

(b) reaffirms all of the covenants contained in the Loan Agreement, as amended hereby, and covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c) represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate, partnership or limited liability company action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its organizational documents or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms.

3. Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon satisfaction of the following conditions precedent (the “Effective Date”) (all documents to be in form and substance satisfactory to Agent and Agent’s counsel):

(a) Agent shall have received all fees which are due and payable to Agent or to the Lenders as required by the Loan Agreement, this Amendment or any fee letter entered into by Borrowers and Agent and/or Lenders

(b) Agent shall have received the executed legal opinion of Duane Morris LLP and such other counsel as requested by Agent each in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Amendment, and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(c) Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower and Guarantor authorizing the execution, delivery and performance of this Amendment and any related agreements; and

(d) Agent shall have received all other documents, agreements or information as required by Agent in its sole discretion.

4. Further Assurances and Affirmative Covenants. Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

5. Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

6. Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

7. Miscellaneous.

(a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) Governing Law. The terms and conditions of this Amendment shall be governed by the laws of the Commonwealth of Pennsylvania.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Effective Date. This Amendment shall be effective as of December 31, 2004.

[SIGNATURES TO FOLLOW ON SEPARATE PAGES]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

RADNOR CHEMICAL CORPORATION
STYROCHEM DELAWARE, INC.
RADNOR DELAWARE II, INC.
STYROCHEM GP, LLC
By:	Radnor Chemical Corporation,
its Sole Member
STYROCHEM LP, LLC
By:	Radnor Chemical Corporation,
its Sole Member
STYROCHEM U.S., LTD.,
By:	StyroChem GP, LLC, its General Partner
By:	Radnor Chemical Corporation,
its Sole Member

By:	/s/ R. Radcliffe Hastings
R. Radcliffe Hastings, Executive Vice President

RADNOR HOLDINGS CORPORATION
WINCUP HOLDINGS, INC.
WINCUP GP, LLC
By:	WinCup Holdings, Inc.,
its Sole Member
WINCUP LP, LLC
By:	WinCup Holdings, Inc.
its Sole Member
WINCUP TEXAS, LTD.
By:	WinCup GP, LLC
its General Partner
By:	WinCup Holdings, Inc.
its Sole Member

By:	/s/ R. Radcliffe Hastings
R. Radcliffe Hastings, Executive Vice President

Agents:
PNC BANK, NATIONAL ASSOCIATION,
as Lead Arranger and Administrative Agent

By:	/s/ Peter Mardaga
Peter Mardaga, Senior Vice President

FLEET CAPITAL CORPORATION,
as Documentation Agent

By:	/s/ Robert Anchundia
Robert Anchundia, Vice President

Lenders:
PNC BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Peter Mardaga
Peter Mardaga, Senior Vice President
Commitment Percentage: 33.3333%

FLEET CAPITAL CORPORATION, as Lender

By:	/s/ Robert Anchundia
Robert Anchundia, Vice President
Commitment Percentage: 27.7778%

LASALLE BUSINESS CREDIT, LLC, as Lender

By:	/s/ Ellen T. Cook
Ellen T. Cook, First Vice President
Commitment Percentage: 27.7778%

FIFTH THIRD BANK, as Lender

By:	/s/ Donald K. Mitchell
Donald K. Mitchell, Vice President
Commitment Percentage: 11.1111%